Exhibit 10.8

Lease Agreement for the Operating Rights of Langao County Health and Wellness Park

Lessor: Langao County Civil Affairs Bureau （hereinafter referred to as Party A）

Legal representative: Wu Xianru

Lessee: Shaanxi Qianxiang Health Technology Company Limited （hereinafter referred to as Party B）

Legal representative: Li Xuehong

In accordance with the Contract Law of the People’s Republic of China, the Provisions of the Supreme People’s Court on Several Issues Concerning the Trial of Administrative Agreement Cases, and relevant policy provisions, and based on the auction results of the Langao County Health and Wellness Garden Operation Lease Rights Auction organized by Shaanxi Xinda International Auction Co., Ltd. , Party A and Party B have entered into this contract through full and friendly consultation, following the principles of voluntariness, fairness, and good faith.

Article 1: This Agreement is an administrative agreement.

Article 2 : The subject of the operating lease is the operating lease right of “Langao County Health and Wellness Garden” located in Siping Community, Chengguan Town, Langao County, with a lease term of five years. The scope of this lease includes a comprehensive building area of approximately 4021.8 square meters for the Disabled Rehabilitation Center, an apartment building area of approximately 3523.2 square meters, and ancillary facilities.

Article 3 ：The lease term is agreed to be 5 years, from June 19, 2020 to August 18, 2025 (the preparation time from the effective date of the contract to the opening of the business is not included in the lease term, and the preparation time shall not exceed 2 months).

Party A shall hand over the “Langao County Health and Wellness Park” to Party B for use after the approval of acceptance of various projects.

Article 4 : The operating lease price is determined based on the auction results, and the total five-year lease price is RMB 1.506 million (In figures: RMB 1,506,000.00).

Article 5 : The Party B shall pay the full five-year rent to the Party A in a lump sum within five working days from the date of auction transaction, totaling RMB 1.506 million (In figures: RMB 1,506,000.00).

Account name:

Bank Name:

Account number:

Article 6: Performance Bond

(1)	The Party B shall pay a performance bond of one million five hundred thousand yuan (RMB1,500,000.00 Yuan) to the Langao County Public Assets Handling Center within two working days from the date of auction transaction.

(2)	The term of the performance bond is from the effective date of the contract to 3 months after the expiration of the lease term.

(3)	If Party B fails to fulfill its obligations under the agreement, resulting in losses or expenses that need to be paid by Party B, Party A has the right to pay on behalf of Party B from the performance bond.

(4)	The balance of the performance bond after payment on behalf shall be refunded without interest upon the expiration of the performance bond period.

Article 7 : The physical business premises of the subject matter are new buildings, and Party A shall transfer them to Party B within days after the contract takes effect based on the list according to the current situation, and complete the various acceptance work of the construction project before XX/XX/2020. After entering, Party B may carry out further decoration according to the design and business requirements, and the decoration plan must be approved by Party A. If there are necessary maintenance projects to ensure normal use during the contract period, the maintenance costs shall be borne by Party B.

Article 8: The taxes and fees payable for this lease shall be borne by both parties in accordance with legal provisions.

Article 9 : Both parties agreed

(1)	Both parties have verified their legal person and legal representative qualifications through appropriate procedures, and the authorized agents have completed internal procedures and obtained corresponding authorizations. Both parties acknowledge the other party’s qualification as the signing entity.

(2)	The Party A has obtained authorization from the property owner of the leased property and guarantees to represent all property owners exclusively during the performance of the contract. In case of any property disputes, the Party A shall resolve them.

(3)	Party A shall provide necessary assistance to Party B, create favorable operating conditions and environment, and assist Party B in the registration and filing of the elderly care institution; Shall not interfere with Party B’s normal operation and service activities; Guide Party B to establish and improve various management and service systems. Party A shall implement the state’s support policies such as policy subsidies for private elderly care institutions and rehabilitation institutions for the disabled, and support the sustainable and healthy operation of Langao County Health and Wellness Park.

(4)	Party B shall lease and operate the live-in old-age care, trusteeship (foster care) old-age care, the combination of medical and nursing care and the rehabilitation of disabled persons and disabled children, and shall not engage in any project unrelated to the rehabilitation of disabled persons and disabled children. Party B undertakes to take the initiative to record the elderly care institution in accordance with the requirements of the Notice of Ankang Civil Affairs Bureau on Doing a good Job in the registration and filing of elderly Care Institutions and the Supervision Work during and after the Event (2019) No. 220 of Ankang Civil Affairs Office). In accordance with the Interim Measures for the Management of Social Elderly Service Institutions of the Provincial Civil Affairs Department and the Basic Standards for the Service Quality of Social Elderly Service Institutions of Shaanxi Province, business activities shall not exceed the scope of business.

(5)	Party B unconditionally accepts and obeys Party A’s work guidance and daily management. Party B undertakes that the operating service price during the lease period shall reflect more public welfare (the operating service price disclosed to the public must be reviewed and approved by Party A), and actively cooperate with Party A to arrange the visit, study and exchange activities. Commitment to open and honest management, civilized and standardized service, complete archives, health garden main place identification guidelines in line with the “Public information graphic symbols for signs” standard, clean and hygienic environment.

(6)	If Party B engages in the following behaviors, Party A has the right to terminate the contract in advance without refunding the rent and performance bond already collected

a.	After signing this contract, if it has not been put into operation for one year；

b.	Without the consent of Party A, subletting, transferring, subcontracting, transferring purposes, lending to others, or exchanging uses without authorization；

c.	Unauthorized dismantling or modification of the structure or construction of related auxiliary facilities without the consent of Party A;

d.	Posting false advertisements or suspected illegal fundraising;

e.	Using the assets of Party A or the name of Langao County Health and Wellness Park as collateral for loans or pledging any debts;

f.	Failure to rectify existing safety hazards multiple times or failure to meet standards even after multiple rectifications.

(7)	If the contract needs to be terminated in advance due to national major or large-scale project construction, or other reasons not attributable to Party B as stipulated by laws and regulations, rent shall be charged based on the actual usage period, and the remaining rent and full performance bond shall be refunded to Party B.

(8)	The Party B shall operate independently and be responsible for its own profits and losses. Independently exercise the right to operate during the lease term, assume the responsibilities and obligations stipulated by various laws, regulations, and policies, and handle labor employment and social insurance relationships on their own. The Party B must ensure safe and compliant operation, and shall bear all taxes, fees, and other expenses during the operation period on its own.

(9)	If the contract expires or is terminated in advance, Party B shall dispose of the purchased movable facilities and equipment on its own. The real estate (Infrastructure Project) invested by Party B and constructed with the written consent of Party A shall be evaluated for value by a third-party evaluation agency recognized by both the lessor and lessee, and the lessor shall repurchase it.

(10)	The Party B fully understands and acknowledges the administrative leadership of the first party during the signing and performance of the administrative agreement.

Article 10: Liability for breach of contract

(1)	If Party B fails to meet the industry standard management requirements due to various reasons, Party A shall require Party B to rectify within a specified period of time. If Party B fails to rectify within the specified period, it shall be deemed as a breach of contract by Party B. Both parties agreed to a penalty of RMB2,000 for breach of contract, which shall be directly paid by Party B or deducted by Party A from Party B’s performance bond.

(2)	If Party B is punished by other administrative authorities for various reasons, it shall be deemed as a breach of contract by Party B, and a penalty of 2,000 yuan shall be agreed upon by both parties for each breach. If Party B violates the provisions of this contract, each violation shall be deemed as a breach of contract and a penalty of 2000 yuan shall be imposed.

(3)	Before the termination or formal termination of this contract, Party B shall continue to perform all the responsibilities and obligations stipulated in the contract after assuming the liability for breach of contract. If Party A fails to hold Party B responsible for breach of contract on time, it does not mean that Party A waives its pursuit.

Article 11: Any matters not covered in this contract may be supplemented by a supplementary agreement reached by both parties. Partial amendments to this contract may also be made with the consent of both parties. If an agreement or partial amendment agreement cannot be reached, the provisions of the Contract Law of the People’s Republic of China and the Provisions of the Supreme People’s Court on Several Issues Concerning the Trial of Administrative Agreement Cases shall apply.

Article 12: Any disputes arising during the performance of the agreement shall be resolved through consultation between both parties. If consultation fails, Party B has the right to file a lawsuit with the court.

Article 13: This agreement is made in duplicate, with each party holding one copy. Signed on July 2, 2020 in Langao County. This agreement shall come into effect from the date when Party A receives the total rental price and performance bond paid by Party B.

Party A: Langao County Civil Affairs Bureau (Seal)

Legal representative or authorized agent (signature)

/s/ Wu Xianru

Party B: Shaanxi Qianxiang Health Technology Co., LTD. (Seal)

Legal representative or authorized agent (Signature)

/s/ Li Xuehong

Supplementary Agreement

According to Article 11 of the “Lease Agreement for the Operating Rights of Langao County Health and Wellness Park” signed by both parties on July 2, 2020, which stipulates that “any matters not covered in this contract may be supplemented by a supplementary agreement between the two parties. Partial amendments to this contract may also be made with the consent of both parties”, the two parties have reached the following supplementary agreement through friendly consultation:

1.	Regarding Article 3 of this contract, which states that the operating lease term is agreed upon as 5 years, after mutual consultation between Party A and Party B, Party B may, under the premise of normal operation, have priority to renew the lease upon expiration under the same conditions.

2.	Due to the need for the health and wellness park to meet normal operating standards, it is also necessary to invest in secondary decoration of the house and purchase related facilities and equipment. In view of the difficulties in enterprise fund adjustment due to the impact of the COVID-19, Party A agrees to postpone the payment of performance bond by Party B.

3.	The business scope stipulated in Article 9, Term 4 shall also include “priority free adoption of elderly, orphans, abandoned infants, and disabled children who have lost their ability to work, have no one to rely on, or have no source of livelihood in urban areas, and providing them with rehabilitation and physical therapy services. The necessary funds shall be resolved through government procurement of services”.

4.	The Party A referred to in Article 9, Term 5, which states that “the price of business services must be reviewed and approved by party A” specifically refers to the Development and Reform Bureau of Langao County.

5.	The term ‘real estate’ in Article 9, Term 9 is expanded to include ‘concealed works and related facilities that cannot be dismantled’.

6.	The second Term of Article 10 shall be amended as follows: “If Party B is punished by other administrative authorities for various reasons and fails to rectify on time or in place without special reasons, it shall be deemed as a breach of contract by Party B. For each breach of contract, both parties agreed to pay a penalty of RMB2,000, which shall be directly paid by Party B or deducted by Party A from Party B’s performance bond.

7.	If the contract is terminated due to the fault of Party A, Party A shall pay the relevant economic losses to Party B.

This supplementary agreement is made in duplicate, with each party holding one copy, and constitutes an integral part of the “Lease Agreement for the Operating Rights of Langao County Health and Wellness Park”.

Party A: Langao County Civil Affairs Bureau (Seal)

Legal representative or authorized agent (signature)

/s/ Wu Xianru

Party B: Shaanxi Qianxiang Health Technology Co., LTD. (Seal)

Legal representative or authorized agent (Signature)

/s/ Li Xuehong

Supplementary Agreement

According to Article 11 of the “Lease Agreement for the Operating Rights of Langao County Health and Wellness Park” signed by both parties on July 2, 2020, which stipulates that “any matters not covered in this contract may be supplemented by a supplementary agreement between the two parties. Partial amendments to this contract may also be made with the consent of both parties”, the two parties have reached the following supplementary agreement through friendly consultation:

1.	Regarding Article 3 of this contract, which states that the operating lease term is agreed upon as 5 years, after mutual consultation between Party A and Party B, Party B may, under the premise of normal operation, have priority to renew the lease upon expiration under the same conditions.

2.	Due to the need for the health and wellness park to meet normal operating standards, it is also necessary to invest in secondary decoration of the house and purchase related facilities and equipment. In view of the difficulties in enterprise fund adjustment due to the impact of the COVID-19, Party A agrees to postpone the payment of performance bond by Party B.

3.	The party A referred to in Article 9, Term 5, which states that “the price of business services must be reviewed and approved by party A” specifically refers to the Development and Reform Bureau of Langao County.

4.	The term ‘real estate’ in Article 9, Term 9 shall be expanded to include ‘concealed works and related facilities that cannot be dismantled’.

5.	The second Term of Article 10 shall be amended as follows: “If Party B is punished by other administrative authorities for various reasons and fails to rectify on time or in place without special reasons, it shall be deemed as a breach of contract by Party B. For each breach of contract, both parties agreed to pay a penalty of RMB2,000, which shall be directly paid by Party B or deducted by Party A from Party B’s performance bond.

6.	If the contract is terminated due to the fault of Party A, Party A shall pay the relevant economic losses to Party B.

This supplementary agreement is made in duplicate, signed on July 2, 2020 in Langao County, with each party holding one copy, and constitutes an integral part of the “Langao County Health and Wellness Park Operating Rights Lease Agreement”.

Party A: Langao County Civil Affairs Bureau (Seal)

Legal representative or authorized agent (signature)

/s/ Wu Xianru

Party B: Shaanxi Qianxiang Health Technology Co., LTD. (Seal)

Legal representative or authorized agent (Signature)

/s/ Li Xuehong